Exhibit 99.1

WASTE CONNECTIONS ANNOUNCES DATES FOR SECOND QUARTER 2020

EARNINGS RELEASE AND COMMENTS ON CURRENT OPERATING ENVIRONMENT

TORONTO, ONTARIO, July 9, 2020 – Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced that it will report financial results for the second quarter of 2020 after the close of the stock market on August 6, 2020. The Company also provided commentary on the current operating environment.

“We are extremely encouraged by the signs of continuing recovery in solid waste activity, as revenue and adjusted EBITDA* in the second quarter are expected to exceed the preliminary thoughts we provided in early May based on April results. Reported revenue, which was originally expected to be down approximately 6.0%, is now expected to be down approximately 4.7% year over year and adjusted EBITDA* margin, originally expected to be down approximately 200 basis points, is now expected to be down between 90 basis points and 100 basis points year over year. The improving solid waste trends we noted in May continued throughout the quarter, driving better than expected results in solid waste collection, transfer and disposal. Such solid waste revenue on a same store basis in the second quarter is now expected to be down approximately 5.3% year over year, or down just 1.3% excluding Canada and the Northeast U.S., with the associated adjusted EBITDA* margin up year over year in spite of the impact of incremental COVID-19-related costs,” said Worthing F. Jackman, President and CEO.

Mr. Jackman added, “High flow through from sequential improvements in solid waste commercial collection activity and landfill volumes set us up for a higher jumping off point for the balance of the year. We look forward to updating our full year 2020 outlook on our upcoming call to reflect both the benefit of July results and the expected contribution from recently completed solid waste acquisitions in Washington and Iowa/Nebraska totaling approximately $50 million in annualized revenues.”

The Company also noted, as further described in its Form 10-Q for the quarterly period ended March 31, 2020, the potential for the recognition of impairment charges on its property and equipment and non-goodwill intangible assets associated with its exploration and production (“E&P”) segment. At such time and to the extent that the Company were to make a determination that the outlook for future oil prices and demand for the Company’s E&P waste services did not show sufficient improvement, this could result in the recognition of impairment charges. As of March 31, 2020, the Company’s E&P segment had $832.7 million in property and equipment and $59.6 million of non-goodwill intangible assets, including $376.1 million of property and equipment and $2.4 million of non-goodwill intangible assets in the Williston Basin and $62.9 million of property and equipment in the Eagle Ford Basin. The Williston and Eagle Ford Basins have experienced a higher proportion of decline in demand for E&P waste services due to the higher cost of exploration and production in those areas relative to other basins.

As also described in its Form 10-Q for the quarterly period ended March 31, 2020, the Company noted the finalization of the tax regulations on April 7, 2020 under Internal Revenue Code section 267A, which would result in an estimated additional income tax expense related to 2019 of $27.4 million, or an estimated $0.10 per share impact, to be included in the Company’s quarterly reporting period ended June 30, 2020.

*Adjusted EBITDA, a non-GAAP financial measure, is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income (loss) attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus (less) income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

Q2 2020 Earnings Conference Call

Waste Connections will be hosting an investor conference call related to second quarter earnings on August 7th at 8:30 A.M. Eastern Time. To access the call, listeners should dial 800-747-0367 (within North America) or 212-231-2915 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required). A replay of the conference call will be available until August 14, 2020, by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #21964629.

The call will also be broadcast live over the Internet through a link on our website at www.wasteconnections.com. A playback of the call will be available on our website. Copies of financial literature, including this release, are available on the Waste Connections website at www.wasteconnections.com or by contacting us directly at 832-442-2200.

Waste Connections also announced that executives of the Company currently plan on presenting at the following events during the third quarter of 2020:

August 10th	Stifel Investor Summit
August 25th/26th	Raymond James Diversified Industrials Conference

The Company will post any presentation slides on its website at www.wasteconnections.com under the tabs titled Investor Presentations and Investor Relations.  The slides will be posted during the 24-hour period prior to the scheduled presentation time.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the U.S. and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements can be identified by use of forward-looking terminology, such as “believes,” “expects,” “intends,” “may,” “might,” “will,” “could,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by the discussions of strategy. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about operating trends, expected financial results, 2020 outlook and related assumptions, including the expected impacts of the novel coronavirus pandemic and the COVID-19 outbreak, and expected acquisition contribution. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (281) 873-3205
maryannew@wasteconnections.com	joe.box@wasteconnections.com